Exhibit 10.7

STONEX GROUP INC.
2022 OMNIBUS INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of March 31, 2025 (the “Date of Grant”), is delivered by StoneX Group Inc. (the “Company”) to Sean M. O’Connor (the “Grantee”).
RECITALS
A.The StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock awards with respect to shares of common stock of the Company (“Company Stock”). The Grantee acknowledges that a copy of the Plan has been made available at to the Grantee.
B.The Board of Directors of the Company (the “Board”) has appointed the Compensation Committee of the Board (the “Committee”) to administer the Plan. Pursuant to such authority, the Committee has decided to make an award of restricted stock under the Plan as an inducement for the Grantee to promote the best interests of the Company and its stockholders.
NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
1.Grant of Restricted Stock. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Grantee shares of Common Stock (“Restricted Performance Stock”) on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. The number of shares of Common Stock that the Grantee actually earns will be determined based on the Company’s average return on equity (“ROE”) over the Performance Period, as described in Section 3 of this Agreement.
2.Performance Period. For the purposes of this Agreement, the “Performance Period” shall be the period commencing on March 31, 2025 and ending on March 31, 2029.
3.Performance Goals. The Grantee shall earn a number of shares of Company Stock, subject to cliff vesting on the fourth anniversary of the Date of Grant, as provided in Section 5, as follows:
•a minimum amount of zero shares of Company Stock if the Company’s average ROE over such four-year period is less than 6%;
•90,000 shares of Company Stock if the Company’s average ROE over such four-year period is 6%;
•a target amount of 225,000 shares of Company Stock if the Company’s average ROE over such four-year period is 15%; and
•a maximum amount of 337,500 shares of Company Stock if the Company’s average ROE over such four-year period equals or exceeds 18%.
If the average ROE over the four-year period is other than the amounts stated in the foregoing sentence, the number of shares awarded shall be calculated on a pro rata basis between 90,000 shares and a maximum of 337,500 shares. For the purposes of calculating average ROE, a negative ROE in any year shall be considered to be zero. All determinations of whether the performance goals have been achieved,

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the number of shares earned by the Grantee, and all other matters related to this Section shall be made by the Committee in its sole discretion.
4.Record Ownership. The Company will issue the Restricted Performance Stock effective as of the Date of Grant, subject to execution and delivery of this Agreement and the terms and conditions as set forth in Section 3 of this Agreement. The Grantee will thereafter become the record owner of the Restricted Performance Stock. As the record owner, the Grantee will be entitled to all rights of a common stockholder of the Company, including without limitation, voting rights and rights to dividends, if any, on the Restricted Performance Stock; provided that (i) the right to dividends will be subject to Section 8 of this Agreement; and (ii) the Restricted Performance Stock will not be transferable until they are vested.

5.Vesting of Restricted Performance Stock.

(a)Except as provided herein, the Restricted Performance Stock will vest and become nonforfeitable, if at all, on the last day of the Performance Period (“Vesting Date”), subject to the determination by the Committee of the achievement of the performance goals set forth in Section 3 of this Agreement. Restricted Performance Stock that has not vested thereby in accordance with this section shall be forfeited.
(b)If the Grantee’s employment with the Company or any of its subsidiaries is terminated before the end of the Performance Period (i) by the Grantee with Good Reason, (ii) by the Company or its successor without Cause, or (iii) due to death or Disability (each as defined in the Plan), the Restricted Performance Stock earned by the Grantee shall be calculated as follows: the average monthly ROE between the Date of Grant and the month immediately preceding the date of such termination shall be used to calculate the amount of shares granted in accordance with Section 3 above, and such shares shall immediately vest.
(c)For the purposes of this Agreement, no termination of Grantee’s employment, for any reason, shall qualify as a Retirement (as such term is defined in the Plan).
(d)The Compensation Committee may accelerate vesting in other exceptional circumstances defined by the Committee and not otherwise described above.
6.Termination of Restricted Performance Stock. Except as provided herein (including, without limitation, Section 5 hereof), in the Plan or in the employment or other contract then in effect between the Company or its successor and the Grantee, if the Grantee ceases to be employed by the Company or any of its subsidiaries for any reason before the Restricted Performance Stock become vested, any Restricted Performance Stock that has not yet vested shall automatically terminate and shall be forfeited as of the date on which the Grantee ceases to be employed by the Company. For the avoidance of doubt, except as provided herein, in the Plan or in the employment or other contract then in effect between the Company or its successor and the Grantee, in the event of termination of the Grantee’s employment (whether or not in breach of local labor laws and whether or not later found to be invalid), the Grantee’s right to vest in the Restricted Performance Stock under the Plan, if any, will terminate effective as of the date that the Grantee is no longer employed by the Company and will not be extended by any notice period mandated under local law (e.g., employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Grantee is no longer employed for purposes of the Restricted Performance Stock grant.
7.Change of Control. In the event of a Change of Control, the number of Restricted Performance Stock earned by Grantee shall be calculated in accordance with Section 5(b) above.
8.Dividends.
(a) Any cash dividend on the Restricted Performance Stock declared before the applicable vesting date will be paid on the applicable payment date to the Participant.

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(b) Any stock dividend on the Restricted Performance Stock declared before the applicable vesting date will be paid on the applicable payment date to the Participant, provided that the shares issued in such stock dividend will be considered Restricted Performance Stock for purposes of this Agreement and will be subject to all of the terms, conditions and restrictions set forth in this Agreement.
9.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant of the Restricted Performance Stock is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock issued under the Plan, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Restricted Performance Stock pursuant to the terms of the Plan, and its decisions shall be final, conclusive and binding as to any questions arising hereunder.
10.No Employment or Other Rights. The grant of the Restricted Performance Stock shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company or any of its subsidiaries and shall not interfere in any way with the right of the Company to terminate the Grantee's employment (if any) at any time. The right of the Company to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved, subject to the terms of any employment or other agreement then in effect between the Company or its successor and the Grantee.
11.Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, agree that such litigation shall be conducted in the courts of New York, New York, or the federal courts for the United States for the Southern District of New York, where this grant is made and/or to be performed.
12.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Governance and Legal Officer at 230 Park Avenue, 10th Floor, New York, NY 10169, U.S.A. or at corporate.secretary@stonex.com, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be emailed to the applicable email address or shall be delivered by hand, enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or with such other delivery service that is reasonably anticipated to ensure delivery from outside the United States.
13.The Company’s Rights. The existence of the Restricted Performance Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Company Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
14.Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would materially impair the rights of the Grantee, unless the Grantee consents or unless the Committee acts under Section 13(f) of the Plan.

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15.Electronic Delivery of Documents. By executing the acceptance of this Agreement, the Grantee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Restricted Performance Stock, and any reports of the Company provided generally to the Company's stockholders; (ii) acknowledges that the Grantee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing; (iii) further acknowledges that the Grantee may revoke his or her consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that the Grantee understands that he or she is not required to consent to electronic delivery of documents.
16.Da ta Priva cy .

(a) In connection with the Plan, the Company and its subsidiaries and affiliates may need to use and otherwise process Personal Data provided by the Grantee to, or otherwise obtained by, the Company or its subsidiaries or affiliates, third party service providers or others acting on the Company’s behalf. For the purposes hereof, “Personal Data” means (i) any data or information that relates to or is reasonably capable of being directly or indirectly associated with an identified or identifiable individual or household and (ii) any other data or information that is otherwise considered “personal data,” “personal information,” “personally identifiable information,” or any term of comparable intent, under applicable laws or regulations relating to the collection, use, transfer, deletion, protection or other processing of such data or information. The Grantee understands that Personal Data processed in connection with the Plan may include, without limitation, the Grantee’s name, account information, home address and telephone number, employee number, employment status, date of birth, social security number or other identification number, tax number, salary, nationality, job title, any shares of Company Stock or directorships held, details of all Restricted Performance Stock or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor.

(b) The Company and its subsidiaries and affiliates may use and otherwise process the Grantee’s Personal Data for the performance of this Agreement and other contracts with the Grantee in connection with the Plan, and in their legitimate business interests for all purposes relating to the implementation, administration and management of the Plan and the Grantee’s participation therein, including but not limited to: (i) administering and maintaining Grantee records; (ii) providing the services described in the Plan; (iii) providing information to future purchasers or merger partners of the Company, any of its subsidiaries or affiliates, or the business in which the Grantee works; and (iv) responding to public authorities, court orders and legal investigations, and complying with law, as applicable. The Grantee understands that the Grantee’s Personal Data collected in connection with the Plan will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the plan or as necessary for the Company and its subsidiaries and affiliates to comply with any legal or regulatory requirements, and in accordance with the Company’s or its applicable subsidiary’s or affiliate’s backup and archival policies and procedures.

(c) The Company and its subsidiaries and affiliates may share the Grantee’s Personal Data among themselves and with (i) trustees of any employee benefit trust, (ii) registrars, (iii) brokers, (iv) third party administrators of the Plan (including Merrill Lynch or such other stock plan service provider as may be selected by the Company in the future), (v) other third party service providers acting on the Company’s behalf in connection with the implementation, administration or management of the Plan, (vi) future purchasers or merger partners (as described above), or (vii) regulators and others as required by law. The Grantee understands that the Company or its subsidiaries or affiliates may transfer the Grantee’s Personal Data to any of the parties mentioned above in a country or territory that may not provide the same protection for Personal Data as the Grantee’s home country. Any transfer of the Grantee’s Personal Data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations

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provided for under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 14 may be directed to, the Grantee’s local human resources representative.
17.No Future Entitlement. By executing the acceptance of this Agreement, the Grantee acknowledges and agrees that:
(i) the grant of the Restricted Performance Stock is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Performance Stock, or compensation in lieu of Restricted Performance Stock, even if Restricted Performance Stock has been granted repeatedly in the past;
(ii) all determinations with respect to any such future grants, including, but not limited to, the times when Restricted Performance Stock shall be granted or shall become vested, the maximum number of shares of Company Stock subject to each grant of Restricted Performance Stock, and the purchase price, if any, will be at the sole discretion of the Committee;
(iii) the shares of Company Stock subject to the Restricted Performance Stock award are extraordinary items that do not constitute compensation or benefits for services rendered to the Company and are outside the scope of the Grantee's employment or service contract, if any;
(iv) shares of Company Stock subject to the Restricted Performance Stock award are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, dismissal, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered compensation for, or relating in any way to, past services for the Company, or any subsidiary or affiliate of the Company;
(v) The Grantee shall not be entitled to any compensation or damages in the event the Restricted Performance Stock is forfeited due to the termination of Grantee’s employment, regardless of the reason for termination (whether or not in breach of local labor laws). In exchange for the grant of Restricted Performance Stock, the Grantee agrees not to institute any claim against the Company, waives his or her ability, if any, to bring any such claim, and releases the Company from any such claim. If, despite this Agreement, any such claim is allowed by a court of competent jurisdiction, the Grantee agrees not to pursue such claim and will take all necessary steps to have the claim dismissed;
(vi) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(vii) the Grantee is voluntarily participating in the Plan;
(viii) the shares of Company Stock subject to the Restricted Performance Stock Awards are not intended to replace any pension rights or compensation;
(ix) the Restricted Performance Stock grant and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any subsidiary of the Company; and
(x) the future value of the shares of Company Stock is unknown and cannot be predicted with certainty.
18.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the shares of Company Stock. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

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19.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Restricted Performance Stock and on any shares of Company Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to execute any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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IN WITNESS WHEREOF, the parties have executed this Restricted Stock Award Agreement as of the Date of Grant.

STONEX GROUP INC.

By:

By electronically acknowledging acceptance of this Agreement, the Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee hereby agrees that all decisions and determinations of the Company with respect to the Restricted Performance Stock, whether by the Board, the Committee, or the Chief Executive Officer of the Company, shall be final and binding.

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